Exhibit 16.1

                      [Letterhead of Deloitte & Touche LLP]



May 28, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of MicroFinancial Incorporated's Form 8-K dated May 28, 2004, and have the following comments:

1.   We agree with the statements  made in the Item 4 (a)(i),  (ii),  (iv), (v),
     (vi).

2. We have no basis on which to agree or disagree with the statements made in the Item 4(a)(iii) and Item 4 (b).



Yours truly,



Deloitte & Touche LLP
Boston, Massachusetts